UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

CENTRAL IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52429	71-0988301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3426 East 28th Street North Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 791-1010

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On May 8, 2009, Central Iowa Energy, LLC, an Iowa limited liability company (“CIE”) entered into an Asset Purchase Agreement with Renewable Energy Group, Inc., a Delaware corporation (“REG”), REG Newco, Inc., a Delaware corporation (“Newco”), and REG Newton, LLC, an Iowa limited liability company and a wholly-owned subsidiary of Newco (“Newton”) (collectively, with REG and Newco, the “REG Parties”) pursuant to which Newton will acquire substantially all of CIE’s assets, assume certain liabilities of CIE and thereafter operate CIE’s biodiesel production facility (the “Transaction”). The CIE assets to be acquired by Newton under the Asset Purchase Agreement include, without limitation, all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of CIE related to its biodiesel production business. Newton will not acquire any of the membership interests of CIE. The CIE liabilities to be assumed by Newton under the Asset Purchase Agreement include, without limitation, accounts payable incurred in the ordinary course of business and certain indebtedness of the company

In addition to the Transaction described above, the Asset Purchase Agreement contemplates the simultaneous closing of several other transactions, including (i) REG’s merger with and into a wholly-owned subsidiary of Newco, with REG being the surviving entity, (ii) the acquisition by REG Wall Lake, LLC, a wholly-owned subsidiary of Newco (“Wall Lake”), of substantially all of the assets of, and Wall Lake’s assumption of certain liabilities of, Western Iowa Energy, LLC, an Iowa limited liability company (“WIE”), and (iii) the merger of Blackhawk Biofuels, LLC, a Delaware limited liability company (“Blackhawk”) with and into REG Danville, LLC, a wholly-owned subsidiary of Newco (“Danville”), with Danville being the surviving entity (collectively, the “Common Plan Transactions”).

Upon closing of and in consideration of the Transaction, CIE unitholders will receive an aggregate of 4,248,840 shares of Common Stock of Newco and 158,041 shares of Preferred Stock of Newco. These shares of Newco Common Stock and Preferred Stock will be distributed to CIE unitholders in proportion to each unitholder’s respective ownership interest in CIE, with each fractional share of Common Stock or Preferred Stock to which a unitholder is entitled being rounded up to the next full share of Common Stock or Preferred Stock, as the case may be. Upon closing of the Transaction and the other Common Plan Transactions contemplated in the Asset Purchase Agreement, CIE’s unitholders will hold in the aggregate approximately 1.15% of the total issued and outstanding shares of Newco Preferred Stock and approximately 11.62% of the issued and outstanding shares of Newco Common Stock. As of the closing date of the Transaction, CIE will be entitled to designate a director nominee for election to Newco’s board of directors to serve until the expiration of certain transfer restrictions contained in the Certificate of Incorporation of Newco, which is expected to occur on the earlier of December 31, 2010 or 180 days after the effective date of a registration statement relating to a qualifying initial public offering of Newco’s Common Stock (subject to certain extensions in each event).

The closing of the Transaction contemplated by the Asset Purchase Agreement is conditioned upon the receipt of certain regulatory approvals, the approval of the unitholders of CIE, and the approval of the unitholders and shareholders of the REG Parties, among other things. If the Transaction is duly approved by CIE’s unitholders and all other conditions to closing are satisfied, CIE intends to liquidate, windup and dissolve and terminate its existence as soon as practicable following closing of the Transaction and the Asset Purchase Agreement, but in no case more than 30 days following such closing. Until CIE is dissolved and its existence is terminated, Newco will pay certain mutually agreeable ongoing costs related to CIE.

The Asset Purchase Agreement requires CIE’s board of directors to convene a special meeting of CIE’s unitholders for the purpose of holding a vote to obtain the requisite unitholder approval on the Transaction and the Asset Purchase Agreement. Approval of the Transaction and the Asset Purchase Agreement requires the affirmative vote of unitholders holding a majority of the outstanding membership interests of CIE; provided, however, that the affirmative vote of unitholders holding no less than 75% of the outstanding membership interests of CIE will be required to approve the liquidation, dissolution and winding up of CIE, which is part of the Transaction contemplated in the Asset Purchase Agreement.

CIE and the REG Parties have made customary representations, warranties, and covenants in the Asset Purchase Agreement. CIE has, among other things, agreed (i) to conduct its business in the ordinary course of business consistent with past practice during the interim period between the date of execution of the Asset Purchase Agreement and the date of closing thereof and to not engage in certain kinds of transactions during such interim period, (ii) subject to certain exceptions, not to solicit proposals relating to alternative business combination transactions or participate in discussions or negotiations regarding an alternative business combination transaction, (iii) subject to certain exceptions, not to approve, recommend, or propose publicly any alternative business combination transaction or enter into any agreement or letter of intent related to an alternative business combination transaction. Newco has, among other things, agreed to use commercially reasonable efforts to file a registration statement on Form S-4 (the “Registration Statement”) to register with the Securities and Exchange Commission (the “SEC”) the Newco shares of Common Stock and Preferred Stock to be issued in consideration of the Transaction and the other Common Plan Transactions. The Registration Statement will contain a prospectus and joint proxy statement prepared in cooperation by CIE, the REG Parties and the other parties to the Common Plan Transactions and which will describe the Transaction and the other Common Plan Transactions.

In addition to the receipt of the approval of the unitholders of CIE and the unitholders and shareholders of the REG Parties, each party’s obligation to consummate the Transaction is subject to a number of other conditions, including without limitation (i) the absence of any law, order, or injunction prohibiting the consummation of the Transaction or the other transactions contemplated by the Asset Purchase Agreement, (ii) each party’s representations and warranties to the other must be complete and correct in all respects (with respect to representations and warranties qualified or limited as to materiality or material adverse effect) or true and correct in all material respects (with respect to representations and warranties not qualified or limited as to materiality or material adverse effect) as of the date of execution of the Asset Purchase Agreement and as of the closing date thereof, (iii) no material adverse effect shall have occurred with respect to CIE or the REG Parties between the date of execution of the Asset Purchase Agreement and the closing of the Transaction and the Asset Purchase Agreement, (iv) each party shall have performed and complied in all material respects with its covenants under the Asset Purchase Agreement, (v) CIE’s senior lender shall have provided written consent to the assignment and assumption by Newton of the indebtedness owed to the senior lender by CIE and CIE shall have received all other consents necessary for the assignment and assumption by Newton of CIE’s other indebtedness, (vi) the Registration Statement will have been declared effective by the SEC and the other necessary regulatory approvals with respect to the Transaction will have been obtained, and (vii) other customary conditions to closing contained in the Asset Purchase Agreement. In the event that CIE has not received from its senior lender on or before May 31, 2009 a written consent to the Transaction and a waiver of any breaches arising from CIE’s execution of the Asset Purchase Agreement, CIE will have seven days to exercise its right to terminate the Asset Purchase Agreement for failure of such condition to be satisfied.

Upon closing under the Asset Purchase Agreement, CIE and REG will each release and discharge the other and their respective officers, directors, and affiliates, from all obligations under the Management and Operational Services Agreement dated August 22, 2006 between CIE and REG, and the First Amendment to the Management and Operational Services Agreement dated September 26, 2006.

This Report on Form 8-K is being furnished pursuant to Item 1.01, Entry into a Material Definitive Agreement. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which CIE intends to file as an exhibit to its quarterly report on Form 10-Q for the three months ending March 31, 2009. The Asset Purchase Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about CIE or the REG Parties. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are qualified by information in each of the disclosure schedules attached to the Asset Purchase Agreement. These disclosure statements contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between CIE and the REG Parties, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts about CIE or the REG Parties.

Additional Information About the Asset Purchase Transaction

CIE anticipates preparing a joint proxy statement with the cooperation of the REG Parties, Blackhawk and WIE describing the Transaction and the other Common Plan Transactions (collectively, the “Business Combination Transactions”), along with the other relevant documents regarding the proposed Business Combination Transactions. Newco has agreed to file a Registration Statement with the SEC to register the securities of Newco to be issued in connection with the Business Combination Transactions. The Registration Statement will contain the joint proxy statement/prospectus and other relevant documents concerning the Business Combination Transactions.

Before making any decisions, CIE unitholders are urged to carefully read in its entirety the joint proxy statement/prospectus that will be contained in the Registration Statement filed by Newco and any other relevant documents (when these documents become available), as such documents will contain important information about CIE, the REG Parties, WIE, Blackhawk and the Business Combination Transactions. A definitive joint proxy statement, once available, will be sent to the unitholders of CIE seeking their approval of the Transaction. Unitholders may obtain free copies of the joint proxy statement and related documents (when they become available) and other documents filed with, or furnished to, the SEC by CIE, the REG Parties, Blackhawk and WIE at the SEC’s website at http://www.sec.gov.

Information regarding the identity of persons who may, under the SEC’s rules, be deemed to be participants in the solicitation of shareholders of Renewable Energy Group and the unitholders of CIE, Blackhawk and WIE in connection with the proposed Business Combination Transactions, and their interests in the solicitation, will be set forth in the joint proxy statement/prospectus that will be filed with the SEC and contained in the registration statement that will be filed by Newco with the SEC.

Item 7.01 Regulation FD Disclosure

On May 11, 2009, CIE published a press release related to the CIE board of directors’ adoption and execution of an Asset Purchase Agreement between CIE and the REG Parties, which Asset Purchase Agreement provides for the acquisition of substantially all of the assets of CIE by Newton, the assumption of certain liabilities of CIE by Newton, and the consolidation and operation of CIE’s, WIE’s and Blackhawk’s biodiesel production facilities as described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 11, 2009, related to Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CIE has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL IOWA ENERGY, LLC

May 11, 2009	/s/ John Van Zee

Date	John Van Zee, President